UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                         Emerging growth company        ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                 ☐

ITEM 5.02(c) and (e). DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
Great Western Bancorp, Inc. (the “Company”) announced today that that effective October 1, 2018, Executive Vice President & Regional President Doug Bass will assume the role of President and Chief Operating Officer. On February 23, 2018 the Company reported on a Form 8-K that the Board of Directors and Ken Karels, who serves as Chairman, President and Chief Executive Officer of the company and its banking subsidiary, Great Western Bank (the “Bank”), determined that as a result of the growth of both the Company and the Bank to separate the duties of the President and Chief Executive Officer. The announcement comes after an extensive, nationwide search for the President role. As Chairman and CEO, Mr. Karels will continue to lead the Company but will shift focus towards long-term strategy, business expansion and acquisition activities, board governance and regulatory relations.
Mr. Bass will be responsible for implementing technological and strategic initiatives and overall loan and deposit growth, De novo office expansion, operating efficiency, and People & Culture. Bass will report to Chairman and CEO Karels in his new role. Mr. Bass will be based in Sioux Falls, SD.
Mr. Bass, 57, has over 36 years of banking experience and has worked in various capacities with the Company and our Bank since 2009. He has served in his current role since 2010 overseeing our banking operations in Iowa, Nebraska, Kansas, Missouri, Colorado and Arizona. Before joining the Bank, Mr. Bass served as President of First American Bank Group. Mr. Bass also served in various capacities over 15 years with Firstar Corporation, now known as US Bank, including as President and Chief Executive Officer of Firstar’s Sioux City and Council Bluffs operations in western Iowa and as Manager of Correspondent Banking for its eastern Iowa operations, which also included responsibility for commercial banking and agribusiness lending. Except as modified herein, the information required by Regulation S-K Item 401 is hereby incorporated by reference to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 28, 2017.
In connection with his new position, Mr. Bass’ current employment agreement will be amended. The material modifications will include (1) a change in his position to President and Chief Operating Officer, (ii) an increase in his base salary to $535,000, (3) an increase in his target annual incentive compensation opportunity to 65% of his base salary, and (4) a long-term incentive compensation award of $455,000. The modifications to Mr. Bass’ employment terms will be memorialized in a written amendment which will be disclosed in a future regulatory filing. A copy of Mr. Bass’ Employment Agreement that will be amended was filed as Exhibit 10.3 to the Company’s Form 8-K filed on December 18, 2017, and incorporated herein by this reference.
Mr. Bass was not selected as President and Chief Operating Officer pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Bass and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there has been no transaction or currently proposed transaction in which the Company or our bank was or is to be a participant and in which Mr. Bass or any of his immediate family members had or will have a direct or indirect material interest required to be disclosed under Item 404(a) of Regulation S-K.
A copy of Great Western's press release regarding the appointment of Mr. Bass as the Company’s President and Chief Operating officer is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description

99.1	Copy of the Company's press release dated August 30, 2018 announcing promotion of Doug Bass to the position of President and Chief Operating Officer, furnished herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: August 30, 2018	By:	/s/ Donald J. Straka
	Name:	Donald J. Straka
	Title:	General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Copy of the Company's press release dated August 30, 2018 announcing promotion of Doug Bass to the position of President and Chief Operating Officer, furnished herewith.